UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39593	81-2575858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(Address of principal executive offices including zip code)

(512) 900-4690

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuance to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On October 22, 2021, Josiah Hornblower notified the board of directors (the “Board”) of Shattuck Labs, Inc. (the “Company”) of his intent to resign as a director and Chairman of the Board, effective as of such date. Mr. Hornblower’s decision was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board appointed independent director George Golumbeski to replace Mr. Hornblower as Chairman of the Board.

Director Appointment

On October 22, 2021, the Board appointed Dr. Carrie Brownstein as a member of the Board, effective immediately. Dr. Brownstein will serve as a Class I director until the Company’s 2024 Annual Meeting of Stockholders or until her successor is duly elected and qualified. Dr. Brownstein was also appointed as a member of the Nominating and Corporate Governance Committee of the Board.

Since April 2020, Dr. Brownstein, age 51, has served as Chief Medical Officer of Cellectis S.A. (Nasdaq: CLLS), a biotechnology company with a foundation in gene editing that is focused on developing novel cellular therapies for cancer and rare diseases, and she currently sits on its executive committee. Dr. Brownstein’s career in the pharmaceutical industry includes over 15 years developing novel therapeutics for the treatment of cancer and rare diseases. She has held roles of increasing responsibility at prominent bio-pharmaceutical companies, including F. Hoffmann-La Roche Ltd (OTCMKTS: RHHBY), Genentech, Inc., Regeneron Pharmaceuticals, Inc. (Nasdaq: REGN), and Celgene Corporation. From August 2012 to March 2017, Dr. Brownstein served as Executive Director of Clinical Sciences Oncology at Regeneron, a biotechnology company, where she led first in human trials and development plans for multiple antibody therapies including REGN1979, the first bispecific antibody to enter the clinic. From March 2017 to November 2019, she served as Executive Director of Strategic Lead Myeloid Diseases, and subsequently, Vice President and Therapeutic Area Head for Myeloid Diseases at Celgene, an oncology- and immunology-focused pharmaceutical company, where she led multiple teams to successfully gain approval and launched multiple novel therapeutic agents including luspatercept (Reblozyl), fedratinib (Inrebic), enasidenib (Idihfa) and CC-486 (Onureg). In November 2019, Celgene was acquired by Bristol-Myers Squibb Company (NYSE: BMY), and Dr. Brownstein continued to serve as Vice President and Therapeutic Area Head for Myeloid Diseases through April 2020.

Dr. Brownstein received her A.B. from the University of Michigan and her M.D. from Tufts University School of Medicine. She completed her internship and residency in Pediatrics at Babies and Children’s Hospital of Columbia University Medical Center, and subsequently, completed sub-specialty training in Pediatric Hematology and Oncology at Memorial Sloan Kettering Cancer Center. Dr. Brownstein has been board certified by the American Board of Pediatrics in Pediatrics and Pediatric Hematology and Oncology and maintains certification in Pediatric Hematology and Oncology.

Dr. Brownstein will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2021. Dr. Brownstein will enter into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1/A filed on October 5, 2020.

There are no arrangements or understandings between Dr. Brownstein and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Dr. Brownstein and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the foregoing leadership changes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Shattuck Labs, Inc. dated October 28, 2021.

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shattuck Labs, Inc.

Date: October 28, 2021	By:	/s/ Dr. Taylor Schreiber
Dr. Taylor Schreiber
Chief Executive Officer (principal executive officer)

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